Cloudflare Announces Third Quarter 2022 Financial Results

•Third quarter total revenue totaled $253.9 million, representing an increase of 47% year-over-year, surpassing $1 billion in annualized revenue
•Strong large customer growth, with an addition of 159 large customers in the quarter, bringing the total number of large customers to 1,908
•Delivered GAAP loss from operations of $45.9 million, or 18% of total revenue, and non-GAAP income from operations of $14.8 million, or 6% of total revenue
San Francisco, CA, November 3, 2022 — Cloudflare, Inc. (NYSE: NET), the security, performance, and reliability company helping to build a better Internet, today announced financial results for its third quarter ended September 30, 2022.

“We achieved an important milestone in the third quarter, surpassing $1 billion in annualized revenue for the first time. The opportunity we have in front of us is enormous. Even with this achievement, we’ve penetrated less than 1 percent of our identified market for the products we have available today,” said Matthew Prince, co-founder & CEO of Cloudflare. “This milestone is a testament to our enormous market opportunity, our ability to land and expand our largest enterprise customers, and the durability of our subscription-based revenue model. Now, we’re focused on the path to organically achieve $5 billion in annualized revenue in 5 years, and we're confident we have the products already in-market to get us there.”

Third Quarter Fiscal 2022 Financial Highlights

•Revenue: Total revenue of $253.9 million, representing an increase of 47% year-over-year.
•Gross Profit: GAAP gross profit was $191.9 million, or 75.6% gross margin, compared to $134.8 million, or, 78.2% in the third quarter of 2021. Non-GAAP gross profit was $198.4 million, or 78.1% gross margin, compared to $136.6 million, or 79.2%, in the third quarter of 2021.
•Operating Income (Loss): GAAP loss from operations was $45.9 million, or 18.1% of total revenue, compared to $26.5 million, or 15.4% of total revenue, in the third quarter of 2021. Non-GAAP income from operations was $14.8 million, or 5.8% of total revenue, compared to non-GAAP income from operations of $2.2 million, or 1.3% of total revenue, in the third quarter of 2021.
•Net Income (Loss): GAAP net loss was $42.5 million, compared to $107.3 million in the third quarter of 2021. GAAP net loss per basic and diluted share was $0.13, compared to $0.34 in the third quarter of 2021. Non-GAAP net income was $19.1 million, compared to $1.4 million in the third quarter of 2021. Non-GAAP net income per diluted share was $0.06, compared to non-GAAP net income per diluted share of $0.00 in the third quarter of 2021.
•Cash Flow: Net cash flow from operating activities was $42.7 million, compared to negative $6.9 million for the third quarter of 2021. Free cash flow was negative $4.6 million, or 2.0% of total revenue, compared to negative $39.7 million, or 23% of total revenue, in the third quarter of 2021.
•Cash, cash equivalents, and available-for-sale securities were $1,636.3 million as of September 30, 2022.

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Financial Outlook

The following forward-looking statements regarding our financial outlook are subject to substantial uncertainty as a result of challenging general economic conditions, including inflation, rising interest rates, and other impacts of the ongoing COVID-19 pandemic or Russia-Ukraine conflict, reflect our estimates as of November 3, 2022 regarding the impact of these factors on our operations, and are highly dependent on numerous factors that we may not be able to predict or control, including, among others: the duration, spread, and severity of the pandemic; actions taken by governments and businesses in response to the pandemic, the Russia-Ukraine conflict, and related macroeconomic conditions and the resulting impact on our customers, vendors, and partners; the timing of administering COVID-19 vaccines around the world and the long-term efficacy of these vaccines; the impact of the pandemic and Russia-Ukraine conflict on global and regional economies, financial markets, and economic activity generally, including inflation, rising interest rates, changes in monetary policy, supply chain disruptions, and foreign currency fluctuations; our ability to continue operating in impacted areas; and customer demand and spending patterns.
For the fourth quarter of fiscal 2022, we expect:

•Total revenue of $273.5 to $274.5 million
•Non-GAAP income from operations of $12.0 to $13.0 million
•Non-GAAP net income per share of $0.04 to $0.05, utilizing weighted average common shares outstanding of approximately 343 million

For the full year fiscal 2022, we expect:

•Total revenue of $974.0 to $975.0 million
•Non-GAAP income from operations of $31.0 to $32.0 million
•Non-GAAP net income per share of $0.11 to $0.12, utilizing weighted average common shares outstanding of approximately 342 million

President of Revenue Appointment

Cloudflare also announced the appointment of Marc Boroditsky as President of Revenue. He joins Cloudflare from Twilio where he served as Chief Revenue Officer. Boroditsky brings his 30+ years of experience scaling high performance revenue organizations at global software companies including Twilio, Authy, and Oracle to support Cloudflare on its continued path of growth.

“It’s rare to join a company that is fundamentally changing an industry, and Cloudflare is truly helping to build a better Internet,” said Marc Boroditsky, President of Revenue at Cloudflare. “The Internet is foundational in almost everything that we do today and Cloudflare is well-positioned to help customers safely and reliably scale online. I’m thrilled to be joining Matthew, Michelle, and the entire team at Cloudflare on this journey to even greater heights.”

Marc is now overseeing Cloudflare’s sales organization, which was led by Chris Merritt, Cloudflare’s former President of Field Operations and Chief Revenue Officer. Joining Cloudflare nearly 10 years ago, Chris built the organization from the ground up. Chris will continue to help with the transition through the end of the year, and will serve in an advisory capacity for a period of time after that.

“Very few sales leaders can say that they built a company from $0 in revenue to $1 billion,” said Matthew Prince, co-founder and CEO of Cloudflare. “Chris built a world-class sales organization, and thought hitting the $1 billion mark was the right point for a transition. We worked together to find the right leader to build on the success we’ve had, and help us achieve our goal of $5 billion over the next five years. I’m grateful for everything we have accomplished thus far, and look forward to this next leg of the journey, with Marc leading a path he has traveled before.”

Conference Call Information

Cloudflare will host an investor conference call to discuss its third quarter ended September 30, 2022 earnings results today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Interested parties can access the call by dialing (877) 400-4517 from the United States or (332) 251-2620 internationally with conference ID 3723782. A live webcast of the conference call will be accessible from the investor relations website at https://cloudflare.NET. A replay will be available approximately two hours after the conclusion of the live event and will remain available for approximately one year.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through the Company’s investor relations website at https://cloudflare.NET.

Non-GAAP Financial Information

Cloudflare believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. For further information regarding why Cloudflare believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section at the end of this press release.

Available Information

Cloudflare intends to use its press releases, website, investor relations website, news site, blog, Twitter account, Facebook account, and Instagram account, in addition to filings made with the Securities and Exchange Commission (SEC) and public conference calls, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words, or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. However, not all forward-looking statements contain these identifying words. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding our future financial and operating performance, our reputation and performance in the market, general market trends, our estimated and projected revenue, non-GAAP net income (loss) from operations and non-GAAP net income (loss) per share, shares outstanding, the benefits to customers from using our products, the expected functionality and performance of our products, our plans and objectives for future operations, growth, initiatives, or strategies, our expectations about senior management transitions, our goal of organically achieving $5 billion in annualized revenue in 5 years, our market opportunity, and comments made by our CEO and others. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the extent and duration of the impact of the COVID-19 pandemic, the Russia-Ukraine conflict and resulting adverse macroeconomic conditions, such as inflation and rising interest rates; the impact of the COVID-19 pandemic, the Russia-Ukraine conflict, and resulting adverse macroeconomic conditions globally on our and our customers’, vendors’, and partners’ operations and future financial performance; our history of net losses; our limited operating history; risks associated with managing our rapid growth; our ability to attract and retain new customers (including new large customers); our ability to retain and upgrade paying customers and convert free customers to paying customers; our ability to effectively increase sales to large customers; our ability to increase brand awareness; our ability to generate demand for our products; problems with our internal systems, network, or data, including actual or perceived breaches or failures; rapidly evolving technological developments in the market; length of sales cycles; activities of our paying and free customers or the content of their websites and other Internet properties that use our network and products; foreign currency fluctuations; changes in the legal, tax, and regulatory environment applicable to our business; and general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Quarterly Report on Form 10-Q filed on August 4, 2022, as well as other filings that we may make from time to time with the SEC.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

About Cloudflare

Cloudflare, Inc. (www.cloudflare.com / @cloudflare) is on a mission to help build a better Internet. Cloudflare’s suite of products protect and accelerate any Internet application online without adding hardware, installing software, or changing a line of code. Internet properties powered by Cloudflare have all web traffic routed through its intelligent global network, which gets smarter with every request. As a result, they see significant improvement in performance and a decrease in spam and other attacks. Cloudflare was named to Entrepreneur Magazine’s Top Company Cultures 2018 list and ranked among the World’s Most Innovative Companies by Fast Company in 2019.

Investor Relations Information
Jayson Noland
ir@cloudflare.com

Press Contact Information
Daniella Vallurupalli
press@cloudflare.com

Source: Cloudflare, Inc.

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$253,857	$172,347	$700,541	$462,830
Cost of revenue(1)(2)	61,967	37,525	164,822	104,638
Gross profit	191,890	134,822	535,719	358,192
Operating expenses:
Sales and marketing(1)(2)(3)	116,033	85,877	333,712	231,846
Research and development(1)(3)	76,432	46,770	218,600	127,646
General and administrative(1)	45,372	28,669	133,919	85,320
Total operating expenses	237,837	161,316	686,231	444,812
Loss from operations	(45,947)	(26,494)	(150,512)	(86,620)
Non-operating income (expense):
Interest income	3,852	385	6,554	1,302
Interest expense(4)	(1,512)	(12,448)	(4,109)	(33,126)
Loss on extinguishment of debt	—	(72,234)	—	(72,234)
Other income (expense), net	2,433	361	2,179	(368)
Total non-operating income (expense), net	4,773	(83,936)	4,624	(104,426)
Loss before income taxes	(41,174)	(110,430)	(145,888)	(191,046)
Provision for (benefit from) income taxes	1,372	(3,095)	1,576	(8,238)
Net loss	$(42,546)	$(107,335)	$(147,464)	$(182,808)
Net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.34)	$(0.45)	$(0.59)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	326,590	314,543	325,457	309,618
____________
(1) Includes stock-based compensation and related employer payroll taxes as follows:

Cost of revenue	$2,157	$1,040	$5,481	$2,366
Sales and marketing	11,919	8,271	35,205	22,685
Research and development	30,049	13,971	82,001	36,309
General and administrative	11,763	4,742	32,455	13,876
Total stock-based compensation and related employer payroll taxes	$55,888	$28,024	$155,142	$75,236
(2) Includes amortization of acquired intangible assets as follows:

Cost of revenue	$4,314	$700	$9,133	$2,100
Sales and marketing	575	—	1,150	—
Total amortization of acquired intangible assets	$4,889	$700	$10,283	$2,100
(3) Includes acquisition-related and other expenses as follows:

Sales and marketing	$—	$—	$265	$—
Research and development	—	—	3,682	—
Total acquisition-related and other expenses	$—	$—	$3,947	$—
(4) Includes amortization of debt discounts and issuance costs as follows*:

Amortization of debt discounts and issuance costs*	$1,165	$12,334	$3,497	$30,488
Total amortization of debt discounts and issuance costs	$1,165	$12,334	$3,497	$30,488
* The Company recorded amortization of debt discount as interest expense prior to the adoption of ASU 2020-06 on January 1, 2022.

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$137,838	$313,777
Available-for-sale securities	1,498,424	1,508,066
Accounts receivable, net	126,868	95,543
Contract assets	7,211	6,079
Restricted cash short-term	10,709	2,958
Prepaid expenses and other current assets	34,737	29,433
Total current assets	1,815,787	1,955,856
Property and equipment, net	264,132	183,736
Goodwill	149,122	23,530
Acquired intangible assets, net	37,371	1,254
Operating lease right-of-use assets	132,962	130,314
Deferred contract acquisition costs, noncurrent	87,282	70,320
Restricted cash	471	4,223
Other noncurrent assets	3,490	2,838
Total assets	$2,490,617	$2,372,071
Liabilities, Temporary Equity and Stockholders’ Equity
Current liabilities:
Accounts payable	$39,227	$26,086
Accrued expenses and other current liabilities	55,070	38,085
Accrued compensation	42,573	65,905
Operating lease liabilities	28,526	25,175
Liability for early exercise of unvested stock options	2,493	4,651
Deferred revenue	171,398	116,546
Current portion of convertible senior notes, net	—	12,117
Total current liabilities	339,287	288,565
Convertible senior notes, net	1,435,030	1,146,877
Operating lease liabilities, noncurrent	104,017	109,037
Deferred revenue, noncurrent	8,686	4,680
Other noncurrent liabilities	9,608	7,114
Total liabilities	1,896,628	1,556,273

Temporary equity, convertible senior notes	—	4,439

Stockholders’ Equity:
Class A common stock; $0.001 par value; 2,250,000 shares authorized as of September 30, 2022 and December 31, 2021; 284,229 and 277,708 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	283	277
Class B common stock; $0.001 par value; 315,000 shares authorized as of September 30, 2022 and December 31, 2021; 44,111 and 45,904 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	44	44
Additional paid-in capital	1,404,934	1,494,512
Accumulated deficit	(793,974)	(680,829)
Accumulated other comprehensive loss	(17,298)	(2,645)
Total stockholders’ equity	593,989	811,359
Total liabilities, temporary equity and stockholders’ equity	$2,490,617	$2,372,071

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash Flows From Operating Activities
Net loss	$(147,464)	$(182,808)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	72,702	48,275
Non-cash operating lease costs	26,954	17,740
Amortization of deferred contract acquisition costs	32,019	20,688
Stock-based compensation expense	142,545	61,638
Amortization of debt discount and issuance costs	3,497	30,488
Net accretion of discounts and amortization of premiums on available-for-sale securities	3,666	6,004
Deferred income taxes	(1,603)	(10,678)
Provision for bad debt	3,140	2,911
Loss on extinguishment of debt	—	72,234
Exchange of convertible senior notes attributable to the accreted interest related to debt discount	—	(29,353)
Other	575	111
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(32,831)	(24,117)
Contract assets	(1,132)	(1,511)
Deferred contract acquisition costs	(48,981)	(38,119)
Prepaid expenses and other current assets	(7,367)	723
Other noncurrent assets	1,398	1,462
Accounts payable	685	5,820
Accrued expenses and other current liabilities	(23,643)	22,147
Operating lease liabilities	(31,271)	(16,315)
Deferred revenue	51,909	40,140
Other noncurrent liabilities	674	(3,449)
Net cash provided by operating activities	45,472	24,031
Cash Flows From Investing Activities
Purchases of property and equipment	(103,461)	(64,652)
Capitalized internal-use software	(15,440)	(11,105)
Cash paid for acquisitions, net of cash acquired	(88,187)	—
Purchases of available-for-sale securities	(755,097)	(1,060,883)
Sales of available-for-sale securities	—	15,756
Maturities of available-for-sale securities	746,420	766,304
Other investing activities	25	53
Net cash used in investing activities	(215,740)	(354,527)
Cash Flows From Financing Activities
Gross proceeds from issuance of convertible senior notes	—	1,293,750
Purchases of capped calls related to convertible senior notes	—	(86,293)
Cash consideration paid in exchange of convertible senior debt	—	(370,647)
Cash paid for issuance costs on convertible senior notes	—	(18,760)
Repayments of convertible senior notes	(16,571)	—
Proceeds from the exercise of stock options	8,130	16,802
Proceeds from the early exercise of stock options	62	95
Repurchases of unvested common stock	(3)	(188)
Proceeds from the issuance of common stock for employee stock purchase plan	8,687	7,174
Payment of tax withholding obligation on RSU settlement	(1,977)	(2,033)
Payment of indemnity holdback	—	(2,188)
Net cash provided by (used in) financing activities	(1,672)	837,712
Net increase (decrease) in cash, cash equivalents, and restricted cash	(171,940)	507,216
Cash, cash equivalents, and restricted cash, beginning of period	320,958	118,146
Cash, cash equivalents, and restricted cash, end of period	$149,018	$625,362

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of cost of revenue:
GAAP cost of revenue	$61,967	$37,525	$164,822	$104,638
Less: Stock-based compensation and related employer payroll taxes	(2,157)	(1,040)	(5,481)	(2,366)
Less: Amortization of acquired intangible assets	(4,314)	(700)	(9,133)	(2,100)
Non-GAAP cost of revenue	$55,496	$35,785	$150,208	$100,172
Reconciliation of gross profit:
GAAP gross profit	$191,890	$134,822	$535,719	$358,192
Add: Stock-based compensation and related employer payroll taxes	2,157	1,040	5,481	2,366
Add: Amortization of acquired intangible assets	4,314	700	9,133	2,100
Non-GAAP gross profit	$198,361	$136,562	$550,333	$362,658
GAAP gross margin	75.6%	78.2%	76.5%	77.4%
Non-GAAP gross margin	78.1%	79.2%	78.6%	78.4%
Reconciliation of operating expenses:
GAAP sales and marketing	$116,033	$85,877	$333,712	$231,846
Less: Stock-based compensation and related employer payroll taxes	(11,919)	(8,271)	(35,205)	(22,685)
Less: Amortization of acquired intangible assets	(575)	—	(1,150)	—
Less: Acquisition-related and other expenses	—	—	(265)	—
Non-GAAP sales and marketing	$103,539	$77,606	$297,092	$209,161
GAAP research and development	$76,432	$46,770	$218,600	$127,646
Less: Stock-based compensation and related employer payroll taxes	(30,049)	(13,971)	(82,001)	(36,309)
Less: Acquisition-related and other expenses	—	—	(3,682)	—
Non-GAAP research and development	$46,383	$32,799	$132,917	$91,337
GAAP general and administrative	$45,372	$28,669	$133,919	$85,320
Less: Stock-based compensation and related employer payroll taxes	(11,763)	(4,742)	(32,455)	(13,876)
Non-GAAP general and administrative	$33,609	$23,927	$101,464	$71,444
Reconciliation of income (loss) from operations:
GAAP loss from operations	$(45,947)	$(26,494)	$(150,512)	$(86,620)
Add: Stock-based compensation and related employer payroll taxes	55,888	28,024	155,142	75,236
Add: Amortization of acquired intangible assets	4,889	700	10,283	2,100
Add: Acquisition-related and other expenses	—	—	3,947	—
Non-GAAP income (loss) from operations	$14,830	$2,230	$18,860	$(9,284)
GAAP operating margin	(18.1)%	(15.4)%	(21.5)%	(18.7)%
Non-GAAP operating margin	5.8%	1.3%	2.7%	(2.0)%

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of interest expense:
GAAP interest expense	$(1,512)	$(12,448)	$(4,109)	$(33,126)
Add: Amortization of debt discount and issuance costs(1)	1,165	12,334	3,497	30,488
Non-GAAP interest expense	$(347)	$(114)	$(612)	$(2,638)
Reconciliation of loss on extinguishment of debt:
GAAP loss on extinguishment of debt	$—	$(72,234)	$—	$(72,234)
Add: Loss on extinguishment of debt	—	72,234	—	72,234
Non-GAAP loss on extinguishment of debt	$—	$—	$—	$—
Reconciliation of provision for (benefit from) income taxes:
GAAP provision for (benefit from) income taxes	$1,372	$(3,095)	$1,576	$(8,238)
Income tax effect of non-GAAP adjustments	296	4,603	2,543	12,513
Non-GAAP provision for income taxes	$1,668	$1,508	$4,119	$4,275
Reconciliation of net income (loss) and net income (loss) per share:
GAAP net loss attributable to common stockholders	$(42,546)	$(107,335)	$(147,464)	$(182,808)
Add: Stock-based compensation and related employer payroll taxes	55,888	28,024	155,142	75,236
Add: Amortization of acquired intangible assets	4,889	700	10,283	2,100
Add: Acquisition-related and other expenses	—	—	3,947	—
Add: Amortization of debt discount and issuance costs(1)	1,165	12,334	3,497	30,488
Add: Loss on extinguishment of debt	—	72,234	—	72,234
Income tax effect of non-GAAP adjustments	(296)	(4,603)	(2,543)	(12,513)
Non-GAAP net income (loss)	$19,100	$1,354	$22,862	$(15,263)

GAAP net loss per share, basic	$(0.13)	$(0.34)	$(0.45)	$(0.59)

GAAP net loss per share, diluted	$(0.13)	$(0.34)	$(0.45)	$(0.59)
Add: Stock-based compensation and related employer payroll taxes	0.17	0.09	0.48	0.24
Add: Amortization of acquired intangible assets	0.01	—	0.03	0.01
Add: Acquisition-related and other expenses	—	—	0.01	—
Add: Amortization of debt discount and issuance costs(1)	—	0.04	0.01	0.10
Add: Loss on extinguishment of debt	—	0.23	—	0.23
Income tax effect of non-GAAP adjustment	—	(0.02)	(0.01)	(0.04)
Effect of dilutive shares	0.01	—	—	—
Non-GAAP net income (loss) per share, diluted(2)(3)	$0.06	$0.00	$0.07	$(0.05)

Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic	326,590	314,543	325,457	309,618
Weighted-average shares used in computing non-GAAP net income (loss) per share attributable to common stockholders, diluted(3)	341,151	342,439	341,558	309,618
____________
(1) The Company recorded amortization of debt discount as interest expense prior to the adoption of ASU 2020-06 on January 1, 2022.
(2) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.
(3) For the period in which we had non-GAAP net income, diluted non-GAAP net income per share is calculated using weighted-average shares, adjusted for dilutive potential shares that were assumed outstanding during period.

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Free cash flow
Net cash provided by (used in) operating activities	$42,688	$(6,918)	$45,472	$24,031
Less: Purchases of property and equipment	(41,896)	(28,812)	(103,461)	(64,652)
Less: Capitalized internal-use software	(5,406)	(4,002)	(15,440)	(11,105)
Free cash flow	$(4,614)	$(39,732)	$(73,429)	$(51,726)
Net cash used in investing activities	$(48,887)	$(444,773)	$(215,740)	$(354,527)
Net cash provided by (used in) financing activities	$1,439	$820,183	$(1,672)	$837,712
Net cash provided by (used in) operating activities (percentage of revenue)	17%	(4)%	6%	5%
Less: Purchases of property and equipment (percentage of revenue)	(17)%	(17)%	(14)%	(14)%
Less: Capitalized internal-use software (percentage of revenue)	(2)%	(2)%	(2)%	(2)%
Free cash flow margin(1)	(2)%	(23)%	(10)%	(11)%

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(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash provided by (used in) operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided above for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Expenses Excluded from Non-GAAP Measures. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. We exclude employer payroll tax expenses related to stock-based compensation which is a cash expense, from certain of our non-GAAP financial measures because such expenses are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business. We exclude amortization of acquired intangible assets, which is a non-cash expense, related to business combinations from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. We exclude acquisition-related and other expenses from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. Acquisition-related and other expenses can be cash or non-cash expenses and include third-party transaction costs and compensation expense for key acquired personnel. We exclude amortization of issuance costs, which is a non-cash expense, from certain of our non-GAAP financial measures because such expenses have no direct correlation to the operation of our business. Prior to adoption of ASU 2020-06 on January 1, 2022, we recorded amortization of debt discount as interest expense.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit and non-GAAP gross margin as U.S. GAAP gross profit and U.S. GAAP gross margin, respectively, excluding stock-based compensation and related employer payroll taxes and amortization of acquired intangible assets.

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin. We define non-GAAP income (loss) from operations and non-GAAP operating margin as U.S. GAAP loss from operations and U.S. GAAP operating margin, respectively, excluding stock-based compensation and related employer payroll taxes, amortization of acquired intangible assets, and acquisition-related and other expenses.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share, Diluted. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation and related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses, amortization of issuance costs, loss on extinguishment of debt, and a non-GAAP provision for (benefit from) income taxes. Generally, the difference between our GAAP and non-GAAP income tax expense (benefit) is primarily due to adjustments in stock-based compensation and related employer payroll taxes, amortization of acquired intangibles associated with business combinations, acquisition-related and other expenses, and amortization of issuance costs. We define non-GAAP net loss per share, diluted, as non-GAAP net loss divided by the weighted-average common shares outstanding. Calculation of non-GAAP net loss per share, diluted excludes all potentially dilutive securities as their effect is antidilutive. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average common shares outstanding, adjusted for dilutive potential shares that were assumed outstanding during period. Currently, potential dilutive effect mainly consists of employee equity incentive plans and convertible senior notes. We believe that excluding these items from non-GAAP net income (loss) share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results.

Free Cash Flow and Free Cash Flow Margin. Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. We believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of cash generated (or consumed) by our operating activities that is available (or not available) to be used for strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. One limitation of free cash flow and free cash flow margin is that they do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.